Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 27, 2015, relating to the financial statements of The Men’s Wearhouse, Inc., and the effectiveness of The Men’s Wearhouse, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Men’s Wearhouse, Inc. for the year ended January 31, 2015.

/s/ Deloitte & Touche LLP

Houston, Texas

February 1, 2016